Exhibit 99.1

                  Pier 1 Imports, Inc. Reports February Sales

     FORT WORTH, Texas--(BUSINESS WIRE)--March 2, 2006--Pier 1 Imports, Inc. (NYSE:PIR) reported today that sales for the four-week period ended February 25, 2006 aggregated $109,688,000, a decrease of 6.5% from $117,278,000 last year, and comparable store sales declined 10.8%.
     Sales for the fourth quarter were $530,353,000, up 0.9% from last year's $525,826,000, and comparable store sales declined 3.2%. Year-to-date sales for the twelve-month period of $1,850,898,000 were down 2.5% from $1,897,853,000 last year, and comparable store sales declined 7.2%.
     Fourth quarter and fiscal 2006 year-end results and March sales will be reported on April 6, 2006 and the Company will conduct a conference call to discuss results.
     Marvin J. Girouard, Pier 1's Chairman and Chief Executive Officer, commented, "February was a transitional month for Pier 1 stores following a solid clearance event that we believe pulled sales into January. During February, inventories were lean most of the month as stores prepared for new merchandise arrivals. Although February's average ticket sales were higher versus the year-ago period, customer traffic was below last year, especially in periods of inclement weather during the month.
     "In March and continuing through the first quarter, we are introducing a unique new style and design of merchandise in our stores that we call Pier 1 modern craftsman. Pier 1's merchandise has evolved from a traditional global motif to a more streamlined and contemporary style and design, with distinctive global influences. This new merchandise has simpler lines, architectural shapes, and in many cases larger-scale proportions with sophisticated, fashion-forward color palettes. We believe that the new Pier 1 modern craftsman designs make our merchandise more relevant to today's consumers. This merchandise introduction will be supported by a targeted marketing program consisting of new national television commercials, a spring catalog mailing to 10 million customers in mid-March and magazine advertising this spring."

     Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed quarterly report on Form 10-Q for fiscal year 2006.
     Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
     Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores in the United Kingdom and Ireland; and Pier 1 Kids(R) stores.


     CONTACT: Pier 1 Imports, Inc., Fort Worth
              Cary Turner, 817-252-8400